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                                                                    EXHIBIT 99.2


PARKER DRILLING COMPANY ANNOUNCES PROPOSED PRIVATE OFFERING OF SENIOR NOTES

         HOUSTON - September 24, 2003 - Parker Drilling Company (NYSE: PKD) announced today that it intends, subject to market and other conditions, to raise a total of approximately $175 million gross proceeds through a private offering of senior notes with an expected 10-year maturity. The Company anticipates that the senior notes will be unsecured and guaranteed by substantially all of its domestic subsidiaries. The offering of the senior notes will be made within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

         The Company also intends to enter into a new senior secured credit facility that is expected to provide for aggregate borrowings of up to $150 million. The new senior secured credit facility is expected to consist of a $50 million revolving credit facility and a $100 million term loan facility, $50 million of which the Company expects to borrow upon the closing of the offering of the senior notes in order to fund a portion of the proposed tender offer referred to below, and the remaining $50 million of which is expected to be available for the repayment of a portion of the Company's 5 1/2% convertible subordinated notes due 2004.

         The Company intends to use the net proceeds of the offering of the senior notes, together with borrowings of $50 million under the proposed new senior secured credit facility, to fund a cash tender offer and consent solicitation for all of the $214.2 million outstanding principal amount of the Company's 9 3/4% senior notes due 2006.

         Parker Drilling is a leading worldwide provider of contract drilling and drilling related services. Parker Drilling also owns Quail Tools, a provider of premium industry rental tools. Parker Drilling employs 2,800 people worldwide.

         The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

         This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

         Cautionary Statement Regarding Forward-Looking Statements: This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include the Company's intention to raise proceeds through the offering and sale of senior notes, the Company's intention to enter into a new senior secured credit facility, the Company's intended use of proceeds of the offering of senior notes and the new credit facility and the anticipated terms of the senior notes and the credit facility. There can be no assurance that the Company will complete the offering of the senior notes or enter into the new credit facility on the anticipated terms or at all. The Company's ability to complete the offering of the senior notes and to enter into the new credit facility will depend, among other things, on market conditions for debt securities in general and the Company's debt securities in particular. In addition, the Company's ability to complete the offering and to enter into the new credit facility and the Company's business are subject to the risks described in the Company's filings with the Securities and Exchange Commission. The Company's annual, quarterly and special reports are available over the Internet at the SEC's web site at http://www.sec.gov.